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                 SEVERANCE AGREEMENT AND RELEASE



     This Severance Agreement and Release ("Severance Agreement") is entered into between Vari-Lite, Inc., its related and affiliated companies ("Vari-Lite"), and Jim Kinnu ("Kinnu") on September 30, 1996, and is intended to be a full and final resolution of all matters involving Kinnu's employment by Vari-Lite Holdings, Inc.

     WHEREAS, Kinnu has been employed by Vari-Lite Holdings, Inc. as Chief Operating Officer since August 28, 1996, pursuant to the terms of an Employment Agreement between Vari-Lite Holdings, Inc. and Kinnu dated August 28, 1996 ("Employment Agreement"); and

     WHEREAS, in support of Vari-Lite, Kinnu undertook, at the Chief Executive Officer's request, the additional responsibilities of Vice President for Product Development; and

     WHEREAS, both parties to the Employment Agreement have fulfilled their obligations and responsibilities pursuant to that Employment Agreement to this date; and

     WHEREAS, the Chief Executive Officer has made a determination that he is desirous of restructuring Vari-Lite's organization and eliminating the position of Chief Operating Officer at this time;

     THEREFORE, in consideration of the mutual covenants and conditions contained in this Severance Agreement, the parties hereto agrees as follows:

     1. EMPLOYMENT: Kinnu's employment at Vari-Lite Holdings, Inc. shall be terminated as of close of the normal business day on September 30, 1996, pursuant to Section 9(d) of the Employment Agreement. This termination is being accomplished "Without Cause" and all the provisions of the Employment Agreement which pertain to termination under that condition shall apply except as they may be modified herein.

     2. CONSULTANT SERVICES: Kinnu will provide consultant services to Vari-Lite on a "call" basis for a period of twenty-four (24) months from the date of termination at no cost to Vari-Lite except for costs as may be related to travel or other incidental expense reimbursement. The meaning of the term "call" in this context shall mean the establishment of a mutually acceptable time and place for the services after Vari-Lite notifies Kinnu of its need for his services.

     3. EXHIBIT A-1, A-2 AND A-3 MODIFICATION: The parties agree that the amount specified in the Exhibits dated September 10, 1996, and made a part of the Employment Agreement for the value of the 10,000 shares being purchased by Kinnu is not $132,900 but rather $138,900 and that this latter amount shall be used as the "original principal amount" in calculating the change in value, if any, at the time of Vari-Lite's re-purchase of the stock from Kinnu upon termination.

     4. RELOCATION ASSISTANCE LOAN PROMISSORY NOTE: Notwithstanding the provisions of paragraph 5 of Exhibit C to the Employment Agreement, the parties agree that rather than canceling the indebtedness as of the date of the termination of Kinnu's employment and declaring the unpaid balance as of that date ordinary income for Kinnu. Vari-Lite agrees to add an amount of $2,777.78 to each semi-monthly payment to Kinnu of the base salary payments, to reflect the continuing reduction of the principal until the total principal amount is paid in full as of August 31, 1998.

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     5.   BONUS PAYMENT:  The parties agree that the bonus payment provided for in paragraph 9(g) of the Employment Agreement shall be paid by Vari-Lite to Kinnu on or about December 1, 1996.

     6. RELEASE: Kinnu, on behalf of himself and his heirs, executors or administrators, hereby releases, discharges and agrees not to sue or file any charges or claims against Vari-Lite, its directors, officers, agents, employees, parent corporations, affiliated corporations, or predecessor corporations, under any local, state, or federal law, for any type of claim, demand or action whatsoever arising out of or connected with his employment with Vari-Lite Holdings, Inc. Kinnu agrees not to make any claims or demands against Vari-Lite, its directors, officers, agents, employees, parent corporations, affiliated corporations, or predecessor corporations for wrongful discharge; unlawful employment discrimination on the basis of age or any other form of unlawful employment discrimination; retaliation; breach of contract; breach of the duty of good faith and fair dealing; violation of the public policy of the State of Texas; intentional or negligent infliction of emotional distress; promissory estoppel; defamation of character; duress; intentional misrepresentation or fraud; invasion of privacy; negligent hiring, retention, or supervision; any alleged act of harassment or intimidation; or any other intentional or negligent act of personal injury; or any alleged violation of the Age Discrimination in Employment Act of 1990; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Texas Commission on Human Rights Act; and the Texas Payday Law.

     7. NONDISCLOSURE: Kinnu agrees that he will not directly or indirectly use or disclose to any person or business entity any financial information involving Vari-Lite or proprietary information involving Vari-Lite's products, vendors, marketing, sales, and operations. Kinnu agrees that all financial information involving Vari-Lite and all information involving Vari-Lite products, vendors, marketing, sales, and operations are the exclusive property of Vari-Lite and that he shall not retain any records, materials or other documents involving the above designated matters after signing this Severance Agreement.

     8. NONDISPARAGEMENT: The parties agree that neither Kinnu nor Vari-Lite will engage in any conduct or take any action, written or oral, that will reflect negatively on or damage the good reputation of the other party. If one party believes that the other party has violated the terms of this paragraph, the party shall give a written notice to the other party describing the alleged violations and specifying what action is being requested to resolve the alleged violation. The party receiving the written notice shall respond in writing within thirty days and state a specific response to each alleged violation set out in the written notice. If the party who has sent the written notice is not satisfied with the response of the other party, then the dispute will be resolved pursuant to arbitration under paragraph 12 of the Employment Agreement.

     9. SURVIVAL AND WAIVER: Should any provision of this Severance Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provisions shall not be deemed to be a part of this Severance Agreement. The parties agree to waive any notice provisions in the Employment Agreement that may be applicable to the termination of Kinnu's employment.

     10. COMPLETE AGREEMENT: This Severance Agreement and the Employment Agreement with its Exhibits as modified by this Severance Agreement set forth the entire agreement between the parties regarding the conclusion of Kinnu's employment by Vari-Lite Holdings, Inc., and fully supersedes any and all earlier agreements or understandings between the parties pertaining to the subject matter of this Agreement.


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     11.  CONFIDENTIALITY:  It is the express intent of the parties that the terms and conditions of this Severance Agreement shall be kept confidential. The parties agree that Kinnu may disclose the terms of this Severance Agreement only to his wife, his attorney and his financial advisors. Vari-Lite may disclose the terms of this Severance Agreement to its officers, its Board of Directors, and to any employees that are necessary to effectuate the terms of this Severance Agreement.

     12. CERTIFICATION: By signing below, the parties certify and represent that they have carefully read and considered this Severance Agreement and fully understand the extent and impact of its provisions, and have executed this Severance Agreement voluntarily and without coercion, undue influence, threats, or intimidations of any kind or type whatsoever and that no other promises have been made for the purpose of signing this Severance Agreement. The terms and provisions set out in this Severance Agreement represent a full and final resolution of Kinnu's employment relationship with Vari-Lite.


/s/ Jim Kinnu                              /s/ H. R. Brutsche III
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Jim Kinnu                                  Vari-Lite, Inc.





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